AMENDMENT
TO THE
LETTER OF INTENT

THIS AMENDMENT TO THE LETTER OF INTENT is made and entered into as of October 25, 2007 (this “Amendment”) between Karat Platinum LLC (the “Company”) and Sentra Consulting Corp. (“Purchaser”).

WITNESSETH

WHEREAS, the Company and Purchaser entered into a Letter of Intent dated June 21, 2007 (the “LOI”; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the LOI); and

WHEREAS, the parties desire to extend certain terms of the LOI as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Consideration Warrants. In Paragraph 1 of the LOI the amount of Consideration Warrants shall be increased from 500,000 to 800,000. For purposes of clarification, such Consideration Warrants are the warrants currently issued to ABN AMRO Bank N.V. by the Company. The third sentence of Paragraph 1 shall be deleted in its entirety and restated as follows:

“After the date hereof but prior to the Closing (hereafter defined), the prior written consent of the Company shall be required in the event the Purchaser desires to issue shares of common stock or other securities convertible into common stock. The Company acknowledges the shares of common stock and convertible securities issued and outstanding as of the date hereof, include 50,000 shares of common stock to be issued to the Purchaser’s transfer agent, and shares of common stock issuable upon the exercise of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and 96,000 warrants.”

2. Outside Closing Date.  The reference to Outside Closing Date in the LOI shall refer to January 31, 2008.

3. Reference. On and after the date hereof, each reference in the LOI to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the LOI in any other agreement, document or other instrument, shall mean, and be a reference to the LOI, as amended by the term and provisions of this Amendment. All other terms and provisions of the LOI shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

7. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules applied in such state.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Note as of the date first written above.

KARAT PLATINUM LLC

By:       /s/ Gary M. Jacobs
Name:  Gary M. Jacobs
Title:    Chief Financial Officer and
 Chief Operating Officer

SENTRA CONSULTING CORP.

By:       /s/ Philip Septimus
Name:  Philip Septimus
Title:    President